EXHIBIT 23.1
                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors of
Wisconsin Central Transportation Corporation:


We consent to the incorporation by reference in this Registration Statement of Wisconsin Central Transportation Corporation on Form S-3 of our report dated January 27, 1997, appearing in the Annual Report on Form 10-K of Wisconsin Central Transportation Corporation for the fiscal year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                       /s/ KPMG Peat Marwick LLP



KPMG Peat Marwick LLP
January 7, 1998
Chicago, Illinois




                                  Ex. 23.1 - 1